EX-10
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors of Jackson National Life Insurance Company and Contract owners of Jackson National Separate Account III:

We consent to the use of our reports on the consolidated financial statements of Jackson National Life Insurance Company dated March 13, 2009 and on the financial statements of Jackson National Separate Account III dated February 27, 2009, included herein by reference in the Post-Effective Amendment to Form N-4 of Jackson National Separate Account III.

KPMG LLP

Chicago, Illinois
April 2, 2009